Exhibit 4.3

PRIVATE OFFERING

$1,000,000 for TWO MILLION SHARES of COMMON STOCK of VOCODIA

HOLDINGS CORPORATION

04/26/2021

EXHIBIT A

Subscription Agreement

&

Investment Questionnaire

| SUBSCRIPTION AGREEMENT

Vocodia Holdings Corp

______

EXHIBIT A | Vocodia Holdings Corp Subscription Agreement & Accredited Investor Assertation 04/26/2021

Dear Sir or Madam:

This will acknowledge that the undersigned hereby irrevocably subscribes to purchase Common Shares at Fifty Cents ($0.50) per Share, (the "Shares") of Vocodia Holdings Corp (the "Company") for an aggregate purchase price set forth on the signature pages affixed hereto and defined below. The Shares and attached Warrants may hereinafter collectively be referred to as the "Securities."

This offering is being made by the Company on a "best efforts" basis to accredited investors only. The minimum investment is $25,000 for 50,000 Shares and a maximum of $1,000,000 for 2,000,000 common shares. Attached to each Share is One (1) Warrant (the "Warrants"). Each Warrant permits the holder to purchase One (1) Share from the Company for One Dollar ($1.00) USD at any time until the expiration of the Warrants issued in this Offering. The Warrants are callable. At any time before expiration, for any reason, the Company may call the warrants, permitting each holder to exercise their warrants within Ten (10) business days, announced upon such call. There is no penalty for non-exercise of warrants upon such call. The Warrants will expire at midnight eastern standard time of the two year anniversary of the closing of this Offering.

WHEREAS: The Company's shares do not trade and have no public market at the current time. The units being subscribed to have no public market nor one in the foreseeable future. The values placed on the units for sale are derived by the company and not by any third-party agency and thus may not be relied upon by the subscriber.

The contemplated sale of the Securities offered hereby is part of a sale of up to One Million Dollars ($1,000,000) of securities of the Company consisting of an aggregate of Two Million (2,000,000) common shares. THERE IS NO MINIMUM AMOUNT THAT MUST BE SOLD AND THERE WILL BE NO ESCROW OF SUBSCRIPTIONS. This offering is being made pursuant to exemptions available under Section 4(a) 2 of the Securities Act of 1933, as amended (the "Act") pursuant to Reg 506 (c) and under certain other laws, including the securities laws of certain states. Neither the Company nor any other person will receive any fee or commission in connection with such sale.

Upon receipt of the executed Subscription Agreement (including the Accredited Investor Questionnaire), the Company will deposit the accompanying check, if payment is by check, into its checking account. Within 10 business days after the receipt by the Company of good funds from the sale of the Securities, the Company will evidence its acceptance by countersigning and mailing a copy of the Subscription Agreement along with a Common Stock certificate and Warrant certificate with expiration date, to the subscriber, or the Investor shall be issued such shares and warrants in book form with the Company.

The undersigned acknowledges that none of the Securities have been registered under the Securities Act of 1933, as amended (the "Act"), or the securities laws of any state, that the Securities are being purchased for investment purposes and not with a view to distribution or resale, nor with the intention of selling, transferring or otherwise disposing of all or any part of such Securities for any particular price, or at any particular time, or upon the happening of any particular event or circumstances, except selling, transferring, or disposing of said Securities made in full compliance with all applicable provisions of the Act, the Rules and Regulations promulgated by the Securities and Exchange Commission thereunder, and applicable state securities laws; and that such Securities must be held indefinitely unless they are subsequently registered under the Act, or an exemption from such registration is available, and will require an opinion of counsel that registration is not required under the Act or such state securities laws, and that the certificates to be issued will bear a legend indicating that transfer of the Securities have not been so registered and the legend may bear the following or similar words:

The Securities represented hereby have not been registered under the Securities Act of 1933, as amended (the "Act") and the securities laws of any state. These Securities have been acquired for investment purposes and not with a view to distribution or resale, and may not be sold, assigned, made subject to a security interest, pledged, hypothecated, transferred or otherwise disposed of without an effective Registration Statement for such Securities under the Act, and applicable state securities laws, or an opinion of counsel satisfactory to the Company to the effect that registration is not required under such Act and such state securities laws.

EXHIBIT A | Vocodia Holdings Corp Subscription Agreement & Accredited Investor Assertation 04/26/2021

In connection with the purchase of the Securities, I acknowledge that the Company will be relying on the information and on the representations set forth herein, and I hereby represent, warrant, agree and acknowledge that:

(a)       I have not received any general solicitation or general advertising regarding the purchase of the securities;

(b)       There is no finder in connection with this transaction;

(c)       I have sufficient knowledge and experience of financial and business matters so that I am able to evaluate the merits and risks of purchasing the Securities and I have had substantial experience in previous private and public purchases of securities;

(d)       I do not require for my liquidity needs the funds being used to purchase the Securities, I have adequate means to provide for my personal needs, and possess the ability to bear the economic risk of holding the Securities purchased hereunder indefinitely, and can afford a complete loss on the purchase of these Securities;

(e)       During the transaction and prior to purchase, I have read this Subscription Agreement and Investment Letter and have had full opportunity to ask questions of and receive answers from the Company and its officers and authorized representatives regarding the terms and conditions of this Agreement. I understand that I may have access to whatever additional information or documents concerning the Company, its financial condition, its business, its prospects, its management, its capitalization, and other similar matters that 1 desire. In addition, I understand that I may have, at the offices of the Company, at any reasonable hour, after reasonable prior notice, access to all documents and information concerning the Company. I confirm that I do not desire to receive any further information;

(f)       I understand the meaning of the first three paragraphs of this Subscription Agreement and Investment Letter, and that a restrictive legend will be placed upon the certificates representing the Securities purchased hereunder, and that instructions will be placed upon the Company's records for the Securities prohibiting the transfer of the Securities absent full compliance with the Act and applicable state securities laws;

(g)       I understand that the Company intends to use the proceeds from the sale of the Securities for general working capital purposes including acquisitions of such business opportunities as it may deem best situated;

(h)       1 understand that the purchase price of the Securities being purchased hereby has been arbitrarily determined and bears no relationship to the assets or book value of the Company, or other customary investment criteria;

(i)       I understand that this Subscription Agreement and Investment Letter is subject to the Company’s acceptance and may be rejected by the Company at any time prior to a Closing, in its sole discretion, for any reason or no reason at all, notwithstanding prior receipt by me of notice of acceptance of my subscription; and

(j)       There is no contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge to such person or anyone else the Securities or any part thereof, and I have no present plans to enter into any such contract, undertaking, agreement or arrangement.

No legal Advice from the Company. Each Buyer acknowledges that it had the opportunity to review this Agreement and the transaction contemplated by this Agreement with its own legal counsel and investment and tax advisors. Each Buyer is relying solely on such Advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement, or the securities laws of any jurisdiction.

EXHIBIT A | Vocodia Holdings Corp Subscription Agreement & Accredited Investor Assertation 04/26/2021

Except for any rescission rights that may be provided under applicable laws, I am not entitled to cancel, terminate, or revoke my subscription, and any agreements made in connection herewith shall survive my death or disability.

Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Florida, applicable to contracts to be wholly performed within said State, without regard to the principles of conflict of laws.

Arbitration. The parties agree to submit all controversies to arbitration in accordance with the provisions set forth below and understand that:

i.	Arbitration is final and binding on the parties.
ii.	The parties are waiving their right to seek remedies in court, including the right to a jury trial.
iii.	Pre-arbitration discovery is generally more limited and different from court proceedings; iii) The arbitrator's award is not required to include factual findings or legal reasoning and any party's right to appeal or to seek modification of rulings by arbitrators is strictly limited.
iv.	The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the Company's industry;
v.	All controversies which may arise between the parties concerning this Subscription Agreement shall be determined by arbitration pursuant to the rules then pertaining to the American Arbitration Association, in Palm Beach County, Florida;
vi.	Judgment on any award of any such arbitration may be entered in the Supreme Court of the State of Florida, or in any other court having jurisdiction of the Person or Persons against whom such award is rendered. Any notice of such arbitration or for the confirmation of any award in any arbitration shall be sufficient if given in accordance with the provisions of this Agreement.

The parties agree that the determination of the arbitrators shall be binding and conclusive upon them.

Blue Sky Qualification. The purchase of Shares under this Subscription Agreement is expressly conditioned upon the exemption from qualification of the offer and sale of the Shares from applicable federal and state securities laws. The Company shall not be required to qualify this transaction under the securities laws of any jurisdiction and, should qualification be necessary, the Company shall be released from any and all obligations to maintain its offer, and may rescind any sale contracted, in such jurisdiction.

Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.

Headings. The headings of this Agreement are for convenience of reference and shall not form part of or affect the interpretation of this Agreement.

Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

Entire Agreement, Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyer(s), the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the other Transaction Documents contain the entire understanding of the parties with respect to the matters covered herein and therein. No provision of this Agreement may be waived or amended other than by an instrument in writing by the party to be charged with enforcement.

EXHIBIT A | Vocodia Holdings Corp Subscription Agreement & Accredited Investor Assertation 04/26/2021

Facsimile Signatures. This Agreement may be executed by facsimile signature. A signed facsimile or photocopy of this Agreement shall be treated as an original, and shall be deemed to be as binding, valid, genuine, and authentic as an originally signed agreement for all purposes, including all matters of evidence and the "best evidence" rule. Risk Acknowledgement. 1 acknowledge that this is a risky investment. I am investing entirely at my own risk. No securities regulatory authority had evaluated or endorsed the merits of these securities or the disclosure in the offering memorandum. The person selling me these securities is not registered with a securities Regulatory authority and has no duty to tell me whether this investment is suitable for me. 1 will not be able to sell these securities except in very limited circumstances. I may never be able to sell these securities. 1 could lose all the money I invest.

Notices. Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon confirmation of receipt, when sent by facsimile; (iii) upon receipt when sent by U.S. certified mail, return receipt requested, or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company, to:

Attention: Vocodia, LLC

900 Linton Blvd Ste 213B

DelrayBeach, FL 33344

Email:       legal@vocodia.com

Phone: 561-485-0836

If to the Buyer(s), to its address and facsimile number set forth on the signature pages affixed hereto.

Each party shall provide five (5) days' prior written notice to the other party of any change in address or facsimile number.

I hereby agree to indemnify and hold harmless the Company, its officers, directors, stockholders, employees, agents and attorneys against any and all losses, claims, demands, liabilities and expenses (including reasonable legal or other expenses) incurred by each such person in connection with defending or investigating any claims or liabilities, whether or not resulting in any liability to such person to which any such indemnified party may become subject under the Act, under any other statute, at common law or otherwise, insofar as such losses, claims, demands, liabilities and expenses (a) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact made by an investor in this Subscription Agreement and Investment Letter or (b) arise out of or are based upon any breach by the investor of any representation, warranty or agreement contained herein.

This Subscription Agreement, prior to its acceptance by the Company at the Closing of the offering, is not transferable or assignable by the undersigned. Following the acceptance of this agreement by the Company at the Closing of the offering and the purchase of the Securities subscribed for thereat, this Subscription Agreement and the rights thereunder may be transferred or assigned by the subscriber and/or its successors and assigns, in whole or in part, to any person to whom all or any portion of the Securities are transferred or assigned.

This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Florida applicable to contracts made and to be performed entirely within such state.

This instrument contains the entire agreement of the parties, and there are no representations, covenants or other agreements except as stated or referred to herein. Neither this Agreement nor any provision hereof shall be modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

EXHIBIT A | Vocodia Holdings Corp Subscription Agreement & Accredited Investor Assertation 04/26/2021

FOR ALL SUBSCRIBERS

THE SECURITIES OF THE COMPANY WHICH MAY BE PURCHASED PURSUANT TO THIS SUBSCRIPTION AGREEMENT AND INVESTMENT LETTER HAVE NOT BEEN REGISTERED OR APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES REGULATORY AUTHORITY OF ANY STATE, NOR HAS THE COMMISSION OR ANY SUCH AUTHORITY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THESE SECURITIES ARE BEING OFFERED HEREBY IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, WHICH EXEMPTION DEPENDS UPON THE EXISTENCE OF CERTAIN FACTS, INCLUDING BUT NOT LIMITED TO THE REQUIREMENTS THAT THE SECURITIES ARE NOT BEING OFFERED THROUGH GENERAL ADVERTISING OR GENERAL SOLICITATION, ADVERTISEMENTS OR COMMUNICATIONS IN NEWSPAPERS, MAGAZINES OR OTHER MEDIA, OR BROADCASTS ON RADIO OR TELEVISION, AND THAT THE OFFERING DOCUMENTS SHALL BE TREATED AS CONFIDENTIAL BY THE PERSONS TO WHOM IT IS DELIVERED. ANY DISTRIBUTION OF THE OFFERING DOCUMENTS OR ANY PART HEREOF OR DIVULGENCE OF ANY OF ITS CONTENTS SHALL BE UNAUTHORIZED.

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THE OFFERING DOCUMENTS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION, THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

THE OFFERING DOCUMENTS CONSTITUTE AN OFFER ONLY IF A NAME APPEARS ON THE APPROPRIATE SPACE ON THE FRONT COVER. ANY REPRODUCTION OR DISTRIBUTION OF THE OFFERING DOCUMENTS, IN WHOLE OR IN PART, OR THE DIVULGENCE OF ANY OF ITS CONTENTS TO ANY PERSON OTHER THAN THE PERSON NAMED ON THE COVER PAGE OR HIS OR HER REPRESENTATIVE(S), WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY IS PROHIBITED. THE COMPANY HAS THE RIGHT TO REJECT SUBSCRIPTIONS IN WHOLE OR IN PART.

THE OFFERING DOCUMENTS DO NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE OR OTHER JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR OTHER SOLICITATION.

__________________ Initialing here states you will contact the company to get the necessary information in order to make the investment decision.

[THIS AREA LEFT INTENTIONALLY BLANK]

EXHIBIT A | Vocodia Holdings Corp Subscription Agreement & Accredited Investor Assertation 04/26/2021

By signing below you are acknowledging that you have read the subscription agreement and agree to the terms of this agreement and accept all risks disclosed herein, including the risk disclosure that this is a start-up phase company and likely will not succeed in its ventures. Hereby duly acknowledged and signed this day,

Dated: MAY 15, 2021

INDIVIDUAL SUBSCRIBERS SIGN HERE:	ENTITY SUBSCRIBERS SIGN HERE:
JAMIL J . & JAWHARAI I. SALFITY RIVEABLE LIVING TRUST
Print Name of Subscriber	Print Name of Subscriber

By:	By:	/s/ SAFTY, Jawhera I. Salfity
Signature of Subscriber	Signature

| / /	JAMILY J. SALFITY MR. & JAWHARAI SALFITY MRS,
Social Security Number Date of Birth	Print Name and Title of Person Signing

###-##-#### & ###-##-####
Print Name of Joint Subscriber, if any	Taxpayer Identification Number

Signature of Joint Subscriber, if any	MAILING ADDRESS
Professional Address (No P.O. Box Numbers)
| / /	25 WILSON DR
Social Security Number and Date of Birth of Joint Subscriber	CARMEL, IN. 46032

MAILING ADDRESS
Professional Address (No P.O. Box Numbers)	Phone
	Home	317- 345-8421
	Cell	317-345-8421
	Email	JSALFITY @ GMAIL.COM

Phone
Home
Cell
Email	@

EXHIBIT A | Vocodia Holdings Corp Subscription Agreement & Accredited Investor Assertation 04/26/2021,

OFFERING SUMMARY
Amount of Shares Subscribed For:	Vocodia Holdings Corp
# 50,000.00 Shares Purchasing	Total Offering	$1,000,0000
$ 25,000.00 Total Purchase Price	Total shares	S 2,000,000
	Share Price	$0.50 per share
Payment Tendered Herewith: (Check One)	Minimum Purchase	50,000 shares = $25,000
__X _ Bank Wire
_____ Check

_____   Custody Type (Check One)

_____   Individual

__X _   Joint tenants with right of survivorship (each must sign)

_____   Community Property*

_____   In Partnership

_____   As custodian, trustee, or agent for:

_____   Corporation

*If the Investor(s) is a resident of a community property state the subscription should indicate whether the Securities will be owned as separate or community property' and are to be registered jointly in the name of more than one person, the nature of the joint ownership should be indicated (i.e., tenants in common joint tenants with right of survivorship, tenants by the entirety, or other designation as may be permitted by law of the Investor's domicile).

_____       Please Check if you are a FINRA member or affiliate of a FINRA member firm.

The foregoing subscription is hereby accepted by Vocodia, LLC this 15 day of MAY, 2020 for an aggregate of $25,000.00 and subscriber shall receives 50,000.00 membership units. Vocodia, LLC, by its execution hereof, hereby confirms its agreement to be bound by the provisions of this Subscription Agreement.

Vocodia Holdings Corp

By:
Name:
Title:

EXHIBIT A | Vocodia Holdings Corp Subscription Agreement & Accredited Investor Assertation 04/26/2021

PRIVATE OFFERING

$1,000,000 for TWO MILLION SHARES of COMMON STOCK of VOCODIA

HOLDINGS CORPORATION

04/26/2021

EXHIBIT A

Subscription Agreement

&

Investment Questionnaire

| ACCREDITED INVESTOR QUESTIONNAIRE & ASSERTATION

Vocodia Holdings Corp

EXHIBIT A | Vocodia Holdings Corp Subscription Agreement & Accredited Investor Assertation 04/26/2021

The purpose of this Questionnaire is to provide information to Vocodia Holdings Corp, a Wyoming Corporation (the "Company”), regarding your qualifications to acquire securities of the Company, in a private offering made solely to "accredited investors" as that term is defined in Rule 501 of Regulation D ("Reg. D") under the Securities Act of 1933, as amended.

Your answers will be kept strictly confidential. However, by signing this Questionnaire, you agree that the Company may present it to such parties as it deems appropriate if called upon to establish the Company's entitlement to a private offering exemption under the Securities Act or any applicable state securities law.

(Print or type your response)

1.	Name: JAMIL J. SALFITY & JAWHARA I SALFITY

Date of birth or year of organization: 04/26/1950 & 7/16/1955

2.	Home address or, if other than an individual, principal office address:

75 WILSON DR

CARMEL IN 46032

__________________

Telephone number: 317-345-8421

3.	I am subscribing for 50,000,00 common shares of Vocodia Holdings Corp ownership.

4.	'This question is to be answered by individuals, not entities.

Employer:______________________________________________

Nature of business:_______________________________________

Position:_______________________________________________

Nature of duties:_______________________________________________

Business address:______________________________________________

Business telephone number:_______________________________________

5.	I am an accredited investor (as defined in Rule 501 of Reg D) because (check each appropriate description):

_____            I am a natural person whose individual net worth, or joint net worth with my spouse, exceeds $1,000,000.

_____            I am a natural person who had individual income exceeding $200,000 in each of the two most recent years and I have a reasonable expectation of reaching the same income level in the current year.

_____            I am a natural person who had joint income with my spouse exceeding $300,000 in each of the two most recent years and I have a reasonable expectation of reaching the same income level in the current year.

EXHIBIT A | Vocodia Holdings Corp Subscription Agreement & Accredited Investor Assertation 04/26/2021

_____            I am a broker-dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

_____            I am a director or executive officer of the Company. (Executive officer means the president, any vice president in charge of a principal business unit, division or function, such as sales, administration or finance, any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company.)

_____            I am an organization described in Section 501(c)(iii) of the Internal Revenue Code, not formed for the specific purpose of acquiring Units, with total assets exceeding $5,000,000.

_____            I am a corporation, Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring Shares, with total assets exceeding $5,000,000.

___X__         I am a trust, not formed for the specific purpose of acquiring Shares, with total assets exceeding $5,000,000 and whose purchase is directed by a "sophisticated person", as defined in Rule 506(b)(2)(ii) of Reg D.

_____            I am an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 and (i) investment decisions for such plan are made by a plan fiduciary, as defined in Section 3(21) of such Act, which is a bank, savings and loan association, insurance company or registered investment advisor or (ii) such plan has total assets exceeding $5,000,000 or (iii) if a self-directed plan, investment decisions are made solely by accredited investors.

_____            I am an entity in which all of the equity owners are accredited investors.

_____            I am _______________________

The foregoing responses are complete and accurate to the best of my knowledge and belief. I will provide such further information as may be requested by the Company to verify my responses. I will notify the Company in writing regarding any material change in my responses prior to the closing of the purchase by me of the securities subscribed for. Absent such notification, the issuance of said securities in my name shall be deemed to be an automatic affirmation by me of the truth and accuracy of the statements and information set forth above.

Date: May 15, 2021	JAMIL J. SALFITY & JAWHARA I SALFITY REVLIV TRUST
Type or print name of prospective purchaser

	By:	/s/ Jawhara I, Salfity
Signature of prospective purchaser

JAWHARA I, SALFITY
Type or print name of spouse, joint tenant, tenant in common or other signature, if required

/s/ Jawhara I. Salfity
Signature of spouse, joint tenant, tenant in common or other signature, if required

Title, if applicable

EXHIBIT A | Vocodia Holdings Corp Subscription Agreement & Accredited Investor Assertation 04/26/2021